ITEM 77: ATTACHMENTS

SUB-ITEM 77O: Transactions effected pursuant to Rule 10f-3

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Nordea Bank AB
Date of Purchase: 9/17/2012
Amount of Purchase: $2,186,008.00
Purchase price: $99.36
Purchased from: J.P.Morgan Securities LLC
Affiliated Underwriter: Goldman Sachs & Co

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Lender Processing Services Inc
Date of Purchase: 9/28/2012
Amount of Purchase: $1,150,000.00
Purchase price: $100.00
Purchased from: Wells Fargo Securities,LLC
Affiliated Underwriter: Goldman Sachs & Co

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: FANNIE MAE
Date of Purchase: 9/20/2012
Amount of Purchase: $22,398,880.00
Purchase price: $100.00
Purchased from: Barclays Capital Inc.
Affiliated Underwriter: Goldman Sachs & Co

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Altria Group Inc
Date of Purchase: 8/6/2012
Amount of Purchase: $998,880.00
Purchase price: $99.89
Purchased from: J.P. Morgan Securities LLC
Affiliated Underwriter: Goldman Sachs & Co

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: UBS AG Stamford CT
Date of Purchase: 8/10/2012
Amount of Purchase: $975,000.00
Purchase price: $100.00
Purchased from: UBS Securities LLC
Affiliated Underwriter: Goldman Sachs & Co

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: ONEOK Partners LP
Date of Purchase: 9/10/2012
Amount of Purchase: $2,439,612.00
Purchase price: $99.58
Purchased from: RBS Securities Inc.
Affiliated Underwriter: Goldman Sachs & Co

Fund: JNL/JPMorgan MidCap Growth Fund
Security: Splunk Inc.
Date of Purchase: 7/19/2012
Amount of Purchase: $2,288,250
Purchase price: $28.25
Purchased from: Morgan Stanley & Co.
Affiliated Underwriter: J.P. Morgan

Fund: JNL/JPMorgan MidCap Growth Fund
Security: Michael Kors Holdings Limited
Date of Purchase: 9/25/2012
Amount of Purchase: $1,388,600
Purchase price: $53.00
Purchased from: Morgan Stanley & Co.
Affiliated Underwriter: J.P. Morgan

Fund: JNL/JPMorgan U.S. Government & Quality Bond Fund
Security: Nippon Telegraph and Telephone Corporation
Date of Purchase: 7/11/2012
Amount of Purchase: $1,065,560
Purchase price: $99.865
Purchased from: Morgan Stanley & Co.
Affiliated Underwriter: J.P. Morgan

Fund: JNL/UBS Large Cap Select Growth Fund
Security: Splunk Inc.
Date of Purchase: 7/19/2012
Amount of Purchase: 28,400.0000
Purchase price: $28.25
Purchased from: Morgan Stanley & Co.
Affiliated Underwriter: UBS Investment Bank

Fund: JNL/BlackRock Global Allocation Fund
Security: Bank of America Corp
Date of Purchase: 10/4/2012
Amount of Purchase: $257,946,000
Purchase price: $99.95
Purchased from: Merrill Lynch, Pierce Fenner & Smith Inc.
Affiliated Underwriter: PNC Capital Markets LLC

Fund: JNL/BlackRock Global Allocation Fund
Security: Equity Residential
Date of Purchase: 11/28/2012
Amount of Purchase: $62,962,500
Purchase price: $54.75
Purchased from: Morgan Stanley & Co LLC
Affiliated Underwriter: PNC Capital Markets LLC

Fund: JNL/BlackRock Global Allocation Fund
Security: Citigroup Inc
Date of Purchase: 10/22/2012
Amount of Purchase: $100,000,000
Purchase price: $100.00
Purchased from: Citigroup Global Markets Inc.
Affiliated Underwriter: PNC Capital Markets LLC

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: AT&T Inc
Date of Purchase: 12/6/2012
Amount of Purchase: $2,348,167.00
Purchase price: $99.92
Purchased from: Merrill Lynch, Pierce, Fenner & Smith, Incorporated Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Cox Communications Inc
Date of Purchase: 11/26/2012
Amount of Purchase: $1,422,805.50
Purchase price: $99.85
Purchased from: J.P. Morgan Securities LLC
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: General Eectric Co
Date of Purchase: 10/1/2012
Amount of Purchase: $2,718,596.25
Purchase price: $99.76
Purchased from: Citigroup Global Markets Inc.
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Humana Inc
Date of Purchase: 12/5/2012
Amount of Purchase: $1,618,662.50
Purchase price: $99.61
Purchased from: Merrill Lynch, Pierce, Fenner & Smith, Incorporated Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: NetApp, Inc.
Date of Purchase: 12/5/2012
Amount of Purchase: $1,567,030.50
Purchase price: $99.49
Purchased from: Morgan Stanley & Co. LLC
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Nippon Life Insurance
Date of Purchase: 10/11/2012
Amount of Purchase: $2,025,000.00
Purchase price: $100.00
Purchased from: J.P. Morgan Securities LLC
Affiliated Underwriter: Goldman Sachs International

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Principal Financial Group Inc.
Date of Purchase: 11/13/2012
Amount of Purchase: $1,422,976.50
Purchase price: $99.86
Purchased from: UBS Securities LLC
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Emerging Markets Debt Fund
Security: Republic of Philippines
Date of Purchase: 11/8/2012
Amount of Purchase: $6,915,865.00
Purchase price: $100.00
Purchased from: HSBC Securities (USA) Inc.
Affiliated Underwriter: Goldman Sachs International

Fund: JNL/JPMorgan MidCap Growth Fund
Security: Laredo Petroleum Holdings, Inc.
Date of Purchase: 10/12/2012
Amount of Purchase: $1,271,700
Purchase price: $20.25
Purchased from: Goldman Sachs & Co.
Affiliated Underwriter: JP Morgan

Fund: JNL/JPMorgan MidCap Growth Fund
Security: Workday, Inc.
Date of Purchase: 10/12/2012
Amount of Purchase: $1,036,000
Purchase price: $28.00
Purchased from: Goldman Sachs & Co.
Affiliated Underwriter: JP Morgan

Fund: JNL/JPMorgan MidCap Growth Fund
Security: The WhiteWave Foods Company
Date of Purchase: 10/26/2012
Amount of Purchase: $787,100
Purchase price: $17.00
Purchased from: Credit Suisse
Affiliated Underwriter: JP Morgan

Fund: JNL/Morgan Stanley Mid Cap Growth Fund
Security: Workday, Inc.
Date of Purchase: 10/12/2012
Amount of Purchase: $56,000,000
Purchase price: $28.00
Purchased from: Goldman Sachs
Affiliated Underwriter: Morgan Stanley

Fund: JNL/UBS Large Cap Select Growth Fund
Security: ServiceNow Inc.
Date of Purchase: 11/14/2012
Amount of Purchase: 25,000.0000
Purchase price: $28.00
Purchased from: Morgan Stanley & Co.
Affiliated Underwriter: UBS Investment Bank

For all transactions listed, the determination described in paragraph
(b)(10)(iii) of Rule 10f-3 was made based on the following information: the securities to be purchased were part of an issue registered under the Securities Act of 1933 that is being offered to the public, eligible municipal securities, securities sold in an eligible foreign offering, or securities sold in an eligible Rule 144A offering; the securities were purchased prior to the end of the first day on which any sales are made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase that are required by law to be granted to existing security holders of the issuer), and if the securities were offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated; if the securities purchased were part of an issue registered under the Securities Act of 1933 that was offered to the public or was purchased pursuant to an eligible foreign offering or an eligible Rule 144A offering, the issuer of the securities was in continuous operation for not less than three years, including the operations of any predecessors; the securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities; the commission, spread or profit received by the principal underwriters was reasonable and fair compared to the commission, spread or profit received by other such persons in connection with the underwriting of similar securities being sold during a comparable period of time; and the amount of securities of any class of such issue to be purchased by the investment company, or by two or more investment companies having the same investment adviser, did not exceed: if purchased in an offering other than an eligible Rule 144A offering, 25 percent of the principal amount of the offering of such class, or if purchased in an eligible Rule 144A offering, 25 percent of the total of: the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, plus the principal amount of the offering of such class in any concurrent public offering.